Exhibit 2.4

             PARTNERSHIP INTEREST PURCHASE AGREEMENT


THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of March, 2006, between, David M. Klausmeyer ("Seller"), and Sand Hills Partners L.L.C., a Delaware Limited Liability Company, ("Buyer").

                            RECITALS:

     A. Seller is the general partner of Sand Hills General Partners, a Texas General Partnership ("SHGP"), and owns a thirty seven percent (37%) partnership interest therein ("Seller's Partnership Interest").

     B. SHGP owns shares of companies contributed by its general partners and shares obtained or to be obtained through assumption of certain debts (collectively, the "SHGP Assets").

     C. Buyer desires to acquire from the Seller, and Seller desires to sell to Buyer, Seller's Partnership Interest, all on the terms and subject to the conditions set forth in this Agreement.


                            AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                            ARTICLE I
                 PURCHASE OF PARTNERSHIP INTEREST

     1.1 Acquisition of Transferred Partnership Interest. Upon the terms and subject to the conditions contained herein, and for the consideration set forth in Article II herein below, Seller, through delivery of the Bill of Sale in form attached hereto as Exhibit 1, sells and transfers to Buyer, and Buyer purchases and acquires from Seller, all of Seller's right, title and interest in, to Seller's Partnership Interest as of the date hereof (the "Transferred Partnership Interest"), free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind, other than those set forth in the Partnership Agreement (as hereinafter defined) or restrictions under any federal or state securities laws (collectively, "Encumbrances").


                            ARTICLE II
                          PURCHASE PRICE

     2.1 Purchase Price. In consideration for the Transferred Partnership Interest sold and transferred to Buyer, and upon the terms and conditions contained herein, Buyer shall pay or cause to be paid to or for the account of Seller (as set forth in Section 2.2 below), One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price").

     2.2 Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller through delivery of its promissory note in the form attached hereto as Exhibit 2 (Buyer's Note"), which shall be accompanied by Buyer's Pledge Agreement in form attached hereto as Exhibit 3 (""Pledge Agreement"). Buyer's Note performance under Buyer's Note shall be guaranteed by SHGP, which guaranty shall be secured by the pledge of certain shares of stock held by SHGP. SHGP's guaranty and pledge shall be evidenced by the Guaranty and Pledge Agreement in form attached hereto as
Exhibit 4 ("Guaranty and Pledge Agreement").

     2.3 Taxes and Costs. All taxes, stamp duties, notarial, registration and recording fees resulting from or relating to the sale and transfer of the Transferred Partnership Interest as contemplated hereby shall be paid by Buyer.

                           ARTICLE III
                   CLOSING; CLOSING DELIVERIES

     3.1 Closing. The "Closing" means the time at which the Buyer and Seller consummate the transactions contemplated by Articles 1 and 2 herein above. The Closing shall take place at such time and place as shall mutually be agreed upon by Seller and Buyer.

     3.2 Closing Deliveries of the Selling Parties. At the Closing, Seller shall deliver to the Buyer:

          (a) A Bill of Sale and Assignment, duly executed by Seller, conveying all of Seller's right, title and interest in, to and under the Transferred Partnership Interest to Buyer in the form of Exhibit 5 hereto;

          (b) A counterpart signature page to this Agreement, duly executed by Seller;

          (c) A counterpart signature page to the Pledge Agreement and the Guaranty and Pledge Agreement in form of Exhibits 3 and 4 hereto.

          (d) Such other instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request to effect the transactions contemplated hereby.

     3.3 Buyer's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall, deliver to the Seller the following:

          (a) Buyer's Note and Pledge Agreement (Exhibits 2 and 3);

          (b) SHGP's Guaranty and Pledge Agreement (Exhibit 4); and

          (c) A counterpart signature page to this Agreement, duly executed by Buyer and SHGP.

                            ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer, and Buyer, in agreeing to pay the Purchase Price and to otherwise consummate the transactions contemplated by this Agreement has relied upon such representations and warranties to Buyer, as follows:

(a) Seller is the lawful owner of Seller's Partnership Interest, free and clear of all security interests, liens, encumbrances, equities and other charges;

(b) Seller is not a party to any agreement, written or oral, creating rights in respect to Seller's Partnership Interest in any third person;

(c) There are no existing warrants, options, purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to Seller's Partnership Interest other than those contained in the Partnership Agreement, which are addressed by the Resolutions attached hereto as Exhibit 6;

(d) Seller's Partnership Interests are assessable only as provided in the Partnership Agreement;

(e) The execution and delivery by Seller of this Agreement and transfer of Seller's Partnership Interests to Buyer does not contravene or constitute a default under any agreement, indenture, commitment, provision of the Partnership Agreement that have not otherwise been addressed in the Resolutions attached hereto as Exhibit 7.

                            ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller, and Seller in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, as follows:

     5.1 Organization of Buyer. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability company in good standing in each other state wherein the nature of its business or activities requires such qualification.

     5.2 Authorization. Buyer has full limited liability company power and authority to (a) execute and deliver this Agreement, Buyer's Note and Pledge Agreement and to perform its obligations hereunder and thereunder, and (b) own and operate its assets, properties and business and carry on its business as presently conducted. The execution, delivery and performance of this Agreement and Buyer's Note and Pledge Agreement have been duly authorized by all necessary action on the part of Buyer, including member authorization.

     5.3 Validity; Binding Effect. This Agreement and Buyer's Note and Pledge Agreement have each been duly and validly executed and delivered by Buyer and each constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

     5.4 Non-contravention. The execution, delivery and performance by Buyer of this Agreement and Buyer's Note and Pledge Agreement, the consummation of the transactions contemplated hereby and thereby and the compliance with or fulfillment of the terms and provisions hereof and thereof or of any other agreement or instrument contemplated hereby or thereby, do not and will not (a) conflict with or result in a breach of any of the provisions of the Articles of Organization or Operating Agreement of Buyer, (b) contravene any Law which affects or binds Buyer or any of its properties, (c) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination or acceleration under any material contract, agreement, note, deed of trust, mortgage, trust, lease, Governmental or other license, permit or other authorization, or any other material instrument or restriction to which Buyer is a party or by which any of its properties may be affected or bound, or (d) require Buyer to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any Governmental authority which has not been obtained in writing prior to the date of this Agreement.

     5.5 Securities Matters.

          (a) Buyer understands and agrees that the Transferred Partnership Interest has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities act and, therefore, may not be resold unless registered under such acts or unless an exemption from registration is available.

          (b) Buyer is purchasing the Transferred Partnership Interest for investment only for its own account and not with a view to the distribution or resale thereof.

          (c) Buyer acknowledges that the Transferred Partnership
          Interest is a speculative investment which involves a risk of loss by it of its entire investment.

          (d) Buyer is an "accredited investor" as defined in Rule 501(a) promulgated under the Act and has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the Transferred Partnership Interest.

     5.6 Disclosure. None of the representations or warranties of Buyer contained in this Article V is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements made herein or therein not misleading in any material respect.

                            ARTICLE VI
                          MISCELLANEOUS

     6.1 Notices. All notices, requests, consents and other communications hereunder ("Notice") shall be in writing and shall be deemed to have been given (a) if mailed, the date of receipt of such Notice when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent ("Notice Party"); (b) if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party; or
(c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two days after the transmission of such Notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are set forth in each parties signature page hereto:

Any party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 6.1, to each other party of such change.

     6.2 Expenses.

          (a) Each party hereto will pay all costs, fees and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its respective counsel and accountants.

          (b) In any legal action between the parties arising out of or related to this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees.

     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to such jurisdiction's conflict of laws principles.

     6.4 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     6.5 Assignment. Seller may not assign this Agreement or any rights hereunder, to any other party without the prior written consent of Buyer. Buyer may assign its rights hereunder to a majority-owned Affiliate of Buyer, provided, however, that Buyer shall not make any such assignment of its rights without having given Seller written notice of the proposed assignment, which notice shall identify the beneficial owners of such Affiliate (the "Assignment Notice"). For a period of thirty (30) days after the giving of the Assignment Notice, Seller shall be entitled to give Buyer written notice of rejection of such proposed Affiliate (the "Rejection Notice") if Seller, upon the advice of legal counsel and in his reasonable, good faith judgment, believes that the assignment to such proposed Affiliate would jeopardize Seller's interests in the Note and Pledge Agreement. Seller hereby also agrees that Buyer may assign its rights to the current partnership interest in SHGP owned by Buyer to a majority-owned Affiliate of Buyer on the terms set forth in this Section
6.5 above, and Seller waives any and all right Seller may have to acquire such partnership interest under the Partnership Agreement, along with any co-sale or rights of first refusal of Seller. Notwithstanding anything else to the contrary herein contained, if any party hereto makes an assignment pursuant to this Section 6.5, it shall not be released from any of its obligations under this Agreement.

     6.6 Successors and Assigns. Subject to the provisions of Section
6.5 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each party shall have executed one counterpart and delivered it to the other party hereto.

     6.8 Titles and Headings; Rules of Construction. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the context so requires the use of or reference to any gender includes the masculine, feminine and neuter genders; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

     6.9 Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties. The parties, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     6.10 Termination. This Agreement shall terminate and shall be of no further force or effect (a) upon mutual written agreement of the parties hereto, or (b) upon payment in full of all amount due under Buyer's Note.

     6.11 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the parties and their respective heirs, successors and permitted assigns, as applicable.

     6.12 Definitions. For purposes of this Agreement:

          (a) "Affiliate" means, with respect to any person or entity, any person or entity that controls, is controlled by or is under common control with such person or entity. A person or entity shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another person or entity, whether through ownership of voting securities, by contract, or otherwise.

          (b) "Government" shall mean (or in the case of "Governmental") shall refer to:

               (i)   the government of the United States of America;

               (ii)  the government of any state, county,
                     municipality, city, town or district of the United States of America; and

               (iii) any ministry, agency, department, authority,
                     commission, administration, corporation, court, magistrate, tribunal, arbitrator, instrumentality or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing subparagraphs (A) and
                     (B).

          (c) "Law" shall mean any of the following of, or issued by, any Government or Governmental agency: any statute, law, act, ordinance, code, rule or regulation or any license, permit, authorization or approval, or any injunction, award, decree, judgment or order.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

/s/David M. Klausmeyer
David M. Klausmeyer
10811 Brenner Creek Ct.
Houston, Texas, 77079-7300

Sand Hills Partners, L.L.C., a
Delaware Limited Liability Company


/s/ George Jarkesy
George Jarkesy, Managing Member
18205 Burkhardt
Tomball, Texas 77377

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